UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2013

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2013, the stockholders of IXYS Corporation (“IXYS”) approved the Company’s 2013 Equity Incentive Plan (the “Plan”), under which 2,000,000 shares of IXYS Common Stock are reserved for incentives to employees, including executive officers, directors and consultants. A description of the terms of the Plan is set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on July 29, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of IXYS was held on August 30, 2013.

The final results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Each of the directors proposed by IXYS for election was elected by the following votes to serve until IXYS’s 2014 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast
Donald L. Feucht	26,260,069	681,612	1,486,900	0
Samuel Kory	22,777,905	4,163,776	1,486,900	0
S. Joon Lee	26,098,285	843,396	1,486,900	0
Timothy Richardson	26,477,173	464,508	1,486,900	0
James M. Thorburn	26,854,815	86,866	1,486,900	0
Kenneth D. Wong	26,470,903	470,778	1,486,900	0
Nathan Zommer	26,299,731	641,950	1,486,900	0

The stockholders approved the 2013 Equity Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
22,975,806	3,861,032	104,843	1,486,900	0

The stockholders approved, on an advisory basis, the compensation of IXYS’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
26,436,090	368,991	136,600	1,486,900	0

The stockholders ratified the appointment of BDO USA, LLP as IXYS’s independent public registered accounting firm for IXYS’s fiscal year ending March 31, 2014. The voting results were as follows:

Votes For	Votes Against	Abstentions	Uncast
27,699,983	677,077	51,521	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

September 4, 2013	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President